                                                                   EXHIBIT 10.10



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                    AMENDED AND RESTATED OPERATING AGREEMENT




                         DATED AS OF SEPTEMBER 5, 1997



                                    BETWEEN



                          ROCK-TENN PARTITION COMPANY


                                      AND



                            SONOCO PARTITIONS, INC.


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

                               TABLE OF CONTENTS


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
ARTICLE 1

DEFINITIONS AND CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.1.  Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.2.  Interpretation and Construction of this Agreement. . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 2

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.1.  Formation of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.2.  Name and Place of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.3.  Purpose of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.4.  Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.5.  Powers of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.6.  Title to Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.7.  Business Dealings with the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 3

CAPITAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.1.  Contributions to the Company  . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.2.  Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.3.  Additional Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.4.  Withdrawal of Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.5.  Interest on Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.6.  Loans by Members to the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 4

DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.1.  Distributions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.2.  Amounts Withheld . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 5

ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.1.  Profits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.2.  Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.2A  Special Adjustments for
                       Depreciation and Section 1231 Gains  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


         Section 5.3.  Special Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.4.  Curative Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.5.  Loss Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.6.  Other Allocation Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.7.  Tax Allocations:  Code Section 704(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 6

MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.1.  Managing Board.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.2.  Board Meetings; Quorum; Voting; Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.3.  Removal; Resignation; Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.4.  No Remuneration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.5.  Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 7

ROLE OF MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.1.  Rights or Powers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.2.  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.3.  Meetings of Members. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.4.  Withdrawal/Resignation.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.5.  Member Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.6.  Partition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.7.  Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 8

MATTERS REQUIRING APPROVAL OF THE MANAGING BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.1.  Matters Requiring the Consent of the Managing Board. . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 9

BUSINESS PLAN, ACCOUNTING, TAXATION AND
CERTAIN OTHER OPERATIONAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 9.1.  Business Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 9.2.  Accrual Basis  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 9.3.  Maintenance of Books of Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 9.4.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 9.5.  Other Reports and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.6.  Deposit of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.7.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.8.  Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         Section 9.9.  Attorneys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.10. Preparation of Tax Returns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 9.11. Partnership Tax Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 10

TRANSFERS OF VENTURE INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.1.  No Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.2.  Transfer to Wholly Owned Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 10.3.  Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 10.4.  Buy-Out Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 11

INDEMNIFICATION OF OFFICERS AND MANAGERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 11.1.  Right to Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 11.2.  Prepayment of Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 11.3.  Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.4.  Nonexclusivity of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.5.  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.6.  Other Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.7.  Amendment or Repeal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 12

DISSOLUTION AND LIQUIDATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.1.  Liquidating Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.2.  Distributions Upon Liquidation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 12.3.  Deficit Capital Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 12.4.  Rights of Members.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 13

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 13.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 13.2.  Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 13.3.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 13.4.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 13.5.  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 13.6.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 13.7.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 13.8.  No Assignment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 13.9.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         Section 13.10. No Third-Party Beneficiaries    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 13.11. Publicity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 13.12. Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 13.13. Disclaimer of Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 13.14. Further Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 13.15. Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 13.16. Settlement of Disputes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                    AMENDED AND RESTATED OPERATING AGREEMENT


                 THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") of RTS PACKAGING, LLC (the "Company") is entered into and shall be effective as of September 5, 1997, by and between ROCK-TENN PARTITION COMPANY, a Georgia corporation ("Rock-Tenn Partition"), and SONOCO PARTITIONS, INC., a South Carolina corporation ("Sonoco Partitions"), as Members;


                              W I T N E S S E T H:

                 WHEREAS, Rock-Tenn Company ("Rock-Tenn"), Rock-Tenn Partition, Sonoco Products Company ("Sonoco") and Sonoco Partitions, Inc. have entered into that certain Joint Venture Agreement dated as of the date hereof (the "Joint Venture Agreement");

                 WHEREAS, under the terms of the Joint Venture Agreement, Rock-Tenn Partition and Sonoco Partitions have agreed to form the Joint Venture to jointly conduct their respective solid fiber partition businesses;

                 WHEREAS, under the terms of the Joint Venture Agreement, Rock-Tenn Partition and Sonoco Partitions have agreed to form a Delaware limited liability company for the purpose of conducting the business of the Joint Venture; and

                 WHEREAS, in contemplation of the formation of the Joint Venture, Rock-Tenn Partition and Sonoco Partitions have formed the Company as a Delaware limited liability company; and

                 WHEREAS, pursuant to Section 2.2 of the Joint Venture Agreement, Rock-Tenn Partition and Sonoco Partitions have agreed to enter into this Agreement for the purpose of setting forth certain of the rights and obligations of Rock-Tenn Partition and Sonoco Partitions with respect to various organizational, governance and operational matters relating to the Company; and

                 WHEREAS, the parties intend that this Agreement will amend and restate entirely any prior agreement of the parties regarding the formation of the Company;

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the other Operative Agreements and the Joint Venture Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

                 Section 1.1. Certain Definitions Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Joint Venture Agreement. As used in this Agreement, the following terms shall have the meaning specified below;

                 "Accountants" shall have the meaning provided in Section 9.8.

                 "Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C Section 18-101, et seq., as amended from time to time.

                 "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

                 (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                 (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704- 1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                 "Agreement" shall have the meaning provided in the introductory paragraph.

                 "Allocation Year" shall mean (i) the period commencing on the date of this Agreement and ending on September 30, 1997, (ii) any subsequent twelve (12) month period commencing on October 1 and ending on September 30 or
(iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Section 5 hereof.

                 "Capital Account" shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                 (i)  To each Member's Capital Account there shall be credited
(A) such Member's Capital Contributions, (B) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 5.2A, 5.3 or 5.4 hereof, and (C) the amount of any Company liabilities assumed by such Member or which are secured by any

Property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2);

                 (ii)  To each Member's Capital Account there shall be debited
(A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.2A, 5.3 or 5.4 hereof, and
(C) the amount of any liabilities of such Member assumed by the Company or which are secured by any Property contributed by such Member to the Company; and

                 (iii) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Code
Section 752(c) and any other applicable provisions of the Code and Regulations.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Managing Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 12 hereof upon the dissolution of the Company. The Managing Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                 "Capital Contributions" shall mean, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Company, including any Capital Contributions made after the date of this Agreement.

                 "CEO" shall have the meaning provided in Section 6.5(a).

                 "CFO" shall have the meaning provided in Section 6.5(c).

                 "COO" shall have the meaning provided in Section 6.5(b).

                 "Class A Managers" shall have the meaning provided in Section 6.1(b).

                 "Class A Member" shall mean Rock-Tenn Partition or any permitted transferee of Rock-Tenn Partition to which Rock-Tenn Partition's interest in the capital accounts of the Company is transferred in accordance with this Agreement.

                 "Class B Managers" shall have the meaning provided in Section 6.1(b).

                 "Class B Member" shall mean Sonoco Partitions or any permitted transferee of Sonoco Partitions to which Sonoco Partitions' interest in the capital accounts of the Company is transferred in accordance with this Agreement.

                 "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                 "Come Along Right" shall have the meaning provided in Section 10.3(b).

                 "Company" shall have the meaning provided in the introductory paragraph.

                 "Company Minimum Gain" has the meaning assigned to the term "partnership minimum gain" in Section 1.704-2(d) of the Regulations.

                 "Contribution Agreement" shall mean (i) the Contribution Agreement dated the date hereof among Rock- Tenn, Rock-Tenn Partition and the Company and (ii) the Contribution Agreement dated the date hereof among Sonoco, Sonoco Partitions and the Company.

                 "Depreciation" shall mean, for each Allocation Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Board.

                 "Excluded Liabilities" shall have the meaning provided in
Section 3.2.

                 "Fiscal Quarter of the Company" shall mean the quarterly periods in each Fiscal Year of the Company commencing on October 1, January 1, April 1 and July 1 and ending on September

30, December 31, March 31 and June 30, respectively, except that the first Fiscal Quarter of the Company shall commence on the date of this Agreement and end on September 30, 1997.

                 "Fiscal Year of the Company" shall mean the period commencing October 1 in any year and ending on September 30 in such year, except that the first Fiscal Year of the Company shall commence on the date of this Agreement and end on September 30, 1997.

                 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                 (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managing Board, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 3.1 hereof shall be as set forth in such section;

                 (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code
Section 7701(g) into account), as determined by the Managing Board as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Managing Board reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

                 (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Managing Board; and

                 (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph
(vi) of the definition of "Profits" and "Losses" or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

                 "Initial Business Plan" shall mean the strategic business plan of the Company in the form attached as Schedule A to the Joint Venture Agreement.

                 "Issuance Items" shall have the meaning provided in Section 5.3(h).

                 "Joint Venture Agreement" shall have the meaning provided in the first recital.

                 "LLC Constituent Documents" shall mean the certificate of formation filed with the Secretary of State to form the Company and this Agreement.

                 "License Agreement" shall mean the Trademark License Agreement dated the date hereof between Rock-Tenn and the Company.

                 "Liquidating Event" shall have the meaning provided in Section 12.1.

                 "Managers" shall have the meaning provided in Section 6.1(b).

                 "Managing Board" shall mean the Governing Board of the Company established pursuant to Section 6.1.

                 "Members" shall mean the Class A Member and the Class B
Member.

                 "Member Nonrecourse Debt" shall have the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

                 "Member Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                 "Member Nonrecourse Deductions" shall have the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                 "Net Cash Flow" shall mean, as of any date, the gross cash proceeds of the Company as of such date less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Managing Board. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.

                 "Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(b)(1) of the Regulations.

                 "Nonrecourse Liability" shall have the meaning set forth in
Section 1.704-2(b)(3) of the Regulations.

                 "Non-Transferring Member" shall have the meaning provided in
Section 10.3(a).

                 "Notice of Exercise" shall have the meaning provided in
Section 10.3(a).

                 "Offer" shall have the meaning provided in Section 10.3(a).

                 "Operative Agreements" shall mean this Agreement, the License Agreement, the Supply Agreement, the Services Agreements, the Joint Venture Agreement, the Contribution Agreements and the Assignment Agreements.

                 "Percentage Interest" shall mean (a) in the case of the Class A Member, 65%, and (b) in the case of the Class B Member, 35%.

                 "Profits" and "Losses" shall mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                 (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                 (ii)   Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

                 (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

                 (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

                 (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

                 (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                 (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5.3 or Section 5.4 hereof shall not be taken into account in computing Profits or Losses.

         The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 5.3 and 5.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

                 "Property" shall mean all real and personal property acquired from time to time by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

                 "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

                 "Regulatory Allocations" shall have the meaning set forth in
Section 5.4 hereof.

                 "Right of First Refusal Option" shall have the meaning provided in Section 10.3(a).

                 "Rock-Tenn" shall mean Rock-Tenn Company, a Georgia corporation.

                 "Rock-Tenn Partition" shall mean Rock-Tenn Partition Company, a Georgia corporation.

                 "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                 "Section 1231 Gains" shall mean any gains realized from the sale or exchange of Property by the Company which are treated as "section 1231 gain" under Code Section 1231(a)(3)(A), except that such gains shall be determined without regard to the holding period thereof and shall be computed with reference to the Gross Asset Value of the Property disposed of rather than the adjusted tax basis of such property.

                 "Sonoco" shall mean Sonoco Products Company, a South Carolina corporation.

                 "Sonoco Partitions" shall mean Sonoco Partitions, Inc., a South Carolina corporation.

                 "Special Depreciation Adjustment" shall have the meaning for each Allocation Year as provided in Section 5.2A(a).

                 "Transfer" shall mean to sell, exchange, assign, transfer, pledge, hypothecate or otherwise dispose of.

                 "Transferring Partner" shall have the meaning provided in
Section 10.3(a).

                 Section 1.2. Interpretation and Construction of this Agreement. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents and the headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement, or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Any reference in this Agreement to a "day " or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on the next Business Day.


                                   ARTICLE 2

                                  THE COMPANY

                 Section 2.1. Formation of the Company. The Company has been formed as a limited liability company under the laws of the State of Delaware by the filing of a certificate of formation with the Secretary of State in accordance with the provisions of the Act.

                 Section 2.2. Name and Place of Business. The name of the Company shall be RTS Packaging, LLC. If required by Applicable Law, (i) the Company shall cause appropriate certificates or fictitious or assumed business name certificates to be filed with the appropriate Governmental Authorities, and (ii) the Company shall as expeditiously as possible qualify to do business in all appropriate jurisdictions. The principal place of business of the Company initially shall be located at 504D Thrasher Street, Norcross, Georgia 30071. The principal place of business of the Company may be changed from time to time by the Managing Board. The Parties hereby agree that the Company shall be permitted to refer to the Company by the name "RTS Packaging, LLC, a Joint Venture Between Rock-Tenn Company and Sonoco Products Company."

                 Section 2.3. Purpose of the Company. The purpose of the Company shall be to conduct the Venture Business in accordance with the Business Plan and the Joint Venture Agreement. The Company shall have the following additional purposes:

         (a) to perform the agreements and arrangements referred to in this Agreement and the other Operative Agreements;

         (b) to engage in any other lawful activity, business conduct or transaction as approved by the Managing Board.

                 Section 2.4. Term. The term of the Company shall be indefinite, unless earlier liquidated and dissolved in accordance with the provisions of this Agreement or the Joint Venture Agreement.

                 Section 2.5. Powers of the Company. Subject to the restrictions set forth in this Agreement, the Company shall have the power to exercise all of the powers and privileges granted by this Agreement and by the laws of the State of Delaware concerning limited liability companies formed under such laws, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the purpose and scope of the Company.

                 Section 2.6. Title to Property. All property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in its individual name, and each Member's interest in the Company shall be personal property for all purposes. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member.

                 Section 2.7. Business Dealings with the Company. Rock-Tenn Partition, Sonoco Partitions or any of their respective Affiliates may enter into any contract with the Company or otherwise enter into any transaction or dealing with the Company on terms and conditions that, in the aggregate, are not less favorable to the Company than those the Company could obtain from an unrelated third party, and derive and retain profits therefrom; provided, however, that any such contract or other transaction or dealing is approved by the Managing Board. The validity of any such contract or transaction or dealing shall not be affected by any relationship between the Company and Rock-Tenn Partition, Sonoco Partitions or any of their respective Affiliates.

                                   ARTICLE 3

                             CAPITAL CONTRIBUTIONS

                 Section 3.1. Contributions to the Company. Concurrently with the execution and delivery of this Agreement,

                 (a) the Class A Member and the Class B Member have contributed, and have caused each of their respective Subsidiaries to contribute, to the Company the Rock-Tenn Contributed Assets, the Sonoco Contributed Assets and the Sonoco Contributed Sub Assets pursuant to the Contribution Agreements, which contributions will result in the Members having initial Capital Accounts in proportion to their respective Percentage Interests; and

                 (b) the Class A Member has licensed, and has caused its Subsidiaries to license, to the Company the Rock-Tenn Licensed Assets pursuant to the License Agreement.


         Section 3.2. Assumed Liabilities. Concurrently with the execution and delivery of this Agreement, the Company has assumed and agreed to be responsible for the Assumed Liabilities pursuant to the Assignment Agreements. The Company shall not assume, in connection with the Joint Venture, any liability or obligation of the Class A Member or any Subsidiary of the Class A Member or any liability or obligation of the Class B Member or any Subsidiary of the Class B Member, other than the Assumed Liabilities, and the Members and their respective Subsidiaries shall retain responsibility for all of their respective liabilities and obligations accrued as of the date hereof arising from the operation of their respective Solid Fiber Partition Business prior to the date hereof (collectively, the "Excluded Liabilities"), except the Assumed Liabilities. If the Company pays or performs any Excluded Liability, then the Member responsible for such Excluded Liability shall indemnify and hold harmless the Company for such payment or performance and any costs or expenses incurred in connection therewith.

         Section 3.3. Additional Capital Contributions. The CEO may, without any further action by the Managing Board, request that the Members make additional capital contributions that are specifically provided for in the approved Business Plan of the Company in effect at such time. All other additional capital contributions may be authorized from time to time by the Managing Board. Except as otherwise provided herein or in the Business Plan, additional capital contributions shall be provided by the Members in proportion to their respective Percentage Interests.

         Section 3.4. Withdrawal of Capital Contributions. Except as otherwise provided herein or in the Joint Venture Agreement, no portion of a Member's capital contributions to the Company may be withdrawn by that Member without the prior written consent of the other Member.

         Section 3.5. Interest on Capital Contributions. No Member shall be entitled to interest on its capital contributions or otherwise in respect of the capital of the Company.

                 Section 3.6. Loans by Members to the Company. The Managing Board may, from time to time, decide to seek additional funds to support the Company's activities through loans or debt financings (including, but not limited to, lines of credit and credit support) from the Members, their respective Parents or third parties. Payments of principal of and interest on any loan by a Member to the Company shall not be considered distributions for purposes of Article 4.


                                   ARTICLE 4

                                 DISTRIBUTIONS

                 Section 4.1. Distributions. To the extent permissible under the Act, the Company shall distribute cash from operations in proportion to the Percentage Interests of the Members in such amounts and at such times as provided for in the Business Plan or as otherwise determined by the Managing Board; provided, however, that the Company shall distribute, in respect of each Fiscal Year, an amount not less than 75% of the Net Cash Flow determined as of the end of such Fiscal Year.

                 Section 4.2. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any distribution or allocation to the Member shall be treated as amounts distributed to the Members pursuant to Section 4.1 for all purposes under this Agreement. The Company is authorized to withhold from such distributions or allocations and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law and shall allocate such amounts to the Members with respect to which such amount was withheld.


                                   ARTICLE 5

                                  ALLOCATIONS

                 Section 5.1. Profits. After giving effect to the special allocations set forth in Sections 5.3 and 5.4, Profits for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests, subject to the special adjustments provided in Section 5.2A.

                 Section 5.2. Losses. After giving effect to the special allocations set forth in Sections 5.3 and 5.4 and subject to Section 5.5, Losses for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests, subject to the special adjustments provided in
Section 5.2A.

                 Section 5.2A Special Adjustments for Depreciation and Section 1231 Gains.

                 (a) Special Depreciation Adjustment. Following the initial allocation of Profits and Losses for each Allocation Year as provided in Sections 5.1 and 5.2, deductions allowable to the Company under Code Sections 167 and 168 for such Allocation Year in an amount equal to the Special Depreciation Adjustment for such Allocation Year shall be reallocated from Sonoco Partition to Rock-Tenn Partition. The "Special Depreciation Adjustment" for each Allocation Year shall be an amount equal to the excess, if any, of (i) the deductions that would have been allowable to Rock-Tenn Partition for such Allocation Year under Code Sections 167 and 168 with respect to Property contributed by Rock-Tenn Partition to the Company as a Capital Contribution, determined as if such Property has not been so contributed, over (ii) the aggregate amount of deductions under Code Sections 167 and 168 with respect to all Property contributed to the Company as Capital Contributions by all Members that are effectively passed through to Rock-Tenn Partition under this Article 5 for such Allocation Year, determined without regard to the special allocation under this Section 5.2A(a). In the event that the Company makes a taxable sale or exchange of any Property contributed by Rock-Tenn Partition, the Special Depreciation Adjustment shall be appropriately reduced to reflect the fact that the adjusted basis of such property for income tax purposes shall have been taken into account in determining the taxable gain allocated to Rock-Tenn Partition pursuant to Section 5.7

                 (b) Section 1231 Gains. Following the initial allocation of Profits and Losses for each Allocation Year as provided in Sections 5.1 and 5.2, Section 1231 Gains for such Allocation Year shall be reallocated from Sonoco Partition to Rock-Tenn Partition in an amount equal to (i) the aggregate amount of deductions reallocated from Sonoco Partition to Rock-Tenn Partition under Section 5.2A(a) for such Allocation Year and all previous Allocation Years over (ii) the aggregate amount of Section 1231 Gains reallocated from Sonoco Partition to Rock-Tenn Partition under this Section 5.2A(b) for all previous Allocation Years.

                 Section 5.3. Special Allocations. The following special allocations shall be made in the following order:

                 (a)  Minimum Gain Chargeback.  Except as otherwise provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 5.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                 (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 5.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

                 (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5 have been tentatively made as if this Section 5.3(c) were not in the Agreement.

                 (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 5 have been made as if
Section 5.3(c) and this Section 5.3(d) were not in the Agreement.

                 (e) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

                 (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) (1).

                 (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                 (h)  Allocations Relating to Taxable Issuance of Ownership
Interests.   Any income, gain, loss or deduction realized by the Company as a direct or indirect result of the issuance of ownership interests by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

                 Section 5.4. Curative Allocations. The allocations set forth in Sections 5.3(a), 5.3(b), 5.3(c), 5.3(d), 5.3(e), 5.3(f), 5.3(g) and 5.5 (the
"Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.4. Therefore, notwithstanding any other provision of this Section 5 (other than the Regulatory Allocations), the Managing Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 5.1, 5.2, and 5.3(h).

                 Section 5.5.  Loss Limitation.  Losses allocated pursuant to
Section 5.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.2 hereof, the limitation set forth in this Section 5.5 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                 Section 5.6.  Other Allocation Rules.

                 (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Board using any permissible method under Code Section 706 and the Regulations thereunder.

                 (b) The Members are aware of the income tax consequences of the allocations made by this Section 5 and hereby agree to be bound by the provisions of this Section 5 in reporting their shares of Company income and loss for income tax purposes.

                 (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Members' interests in Company profits are in proportion to their Percentage Interests.

         To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Managing Board shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

                 Section 5.7. Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the traditional method with curative allocations described in
Section 1.704-3(c) of the Regulations.

         In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Managing Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                                   ARTICLE 6

                                   MANAGEMENT

                 Section 6.1.  Managing Board.

                 (a) Except as provided herein or in the Joint Venture Agreement, the Managing Board shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities which the Managing Board deems necessary, useful or appropriate for the management and conduct of the Company's business and affairs.

                 (b) The Managing Board shall consist of five members, three of which shall be designated "Class A Managers" and two of which shall be designated "Class B Managers." The Class A Managers and the Class B Managers are collectively referred to as the "Managers." The Class A Member shall appoint the Class A Managers, and the Class B Member shall appoint the Class B Managers.

                 (c) The Class A Member agrees to cause the Class A Managers, and the Class B Member agrees to cause the Class B Managers, in each case to act in accordance with this Agreement and the Joint Venture Agreement.

                 (d) On the Closing Date and annually thereafter, the Managing Board shall elect a Chairman in accordance with procedures agreed to from time to time by the Members.

                 (e) The Managing Board shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes.

                 (f) Each Manager shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, except that no Manager shall be deemed in violation of such fiduciary duty solely by causing the Company to fulfill its obligations under any of the Operative Agreements.

                 Section 6.2.  Board Meetings; Quorum; Voting; Notice.

                 (a) The Chairman of the Managing Board shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Managing Board. The Chairman shall deliver such agenda to each other Manager at least two Business Days prior to the giving of notice of a regular or special meeting, and any Manager may add items to such agenda.

                 (b) Unless otherwise agreed by the Members, regular meetings of the Managing Board shall be held once every three months at such places and at such times as the Managing Board may from time to time determine. Special meetings of the Managing Board may be called by the Chairman and shall be called promptly by the Chairman at the request of any Manager and shall be held at such place as may be determined by the Managing Board. Written notice of the time and place of each regular and special meeting of the Managing Board shall be given by, or at the direction of, the Chairman to each other Manager, in the case of a regular or special meeting, at least two Business Days before such meeting. The required notice to any Manager may be waived by such Manager in writing. Attendance by a Manager at a meeting shall constitute a waiver of any required notice of such meeting by such Manager, except when such Manager attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened.

                 (c) The presence (in person or by proxy) of at least one of the Class A Managers and at least one of the Class B Managers shall be required to constitute a quorum for the transaction of any business by the Managing Board; provided, however, that if a quorum is not obtained because at least one Class B Manager fails to attend a meeting of the Managing Board after two (2) proper notices, then a quorum shall be deemed upon the attendance of the three (3) Class A Managers. Each Member shall use its reasonable efforts to ensure the existence of a quorum at any duly convened meeting of the Managing Board. Except as provided in Section 8.1, all actions taken by the Managing Board shall be effective upon the affirmative vote of a simple majority of the Managers present at a duly constituted meeting. The Class A Member shall cause each Class A Manager to grant a revocable proxy to each other Class A Manager to vote at any meeting of the Managing Board at which such Class A Manager is not present or is present but cannot vote with respect to such matter. The Class B Member shall cause each Class B Manager to grant a revocable proxy to each other Class B Manager to vote at any meeting of the Managing Board at which such Class B Manager is not present or is present but cannot vote with respect to such matter.

                 (d) While the Members intend that the Managers shall attend meetings of the Managing Board in person, the Members acknowledge that Managers may from time to time be prevented from doing so due to various circumstances. Managers may, therefore, participate in a meeting of the Managing Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6.2(d) shall constitute presence in person at such meeting, except where a Manager participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

                 (e) Any action required or permitted to be taken at a meeting of the Managing Board may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the number of Class A Managers and/or Class B Managers required by the Act or this Agreement in order to take such action, and is filed with the minutes of the proceedings of the Managing Board; provided, however, that if the Managers take any action by less than unanimous written consent, the

Company shall provide notice of the taking of such action to the non-consenting Manager(s) promptly thereafter in accordance with the Act.

                 Section 6.3. Removal; Resignation; Vacancies. The Class A Member may at any time, by written notice to the Class B Member and to the Managing Board, remove (with or without cause) any Class A Manager and appoint a new Class A Manager. The Class B Member may at any time, by written notice to the Class A Member and to the Managing Board, remove (with or without cause) any Class B Manager and appoint a new Class B Manager. Any Class A Manager may resign at any time by giving written notice to the Class A Member and to the Managing Board. Any Class B Manager may resign at any time by giving written notice to the Class B Member and to the Managing Board. Any such resignation shall take effect on the date of, or date specified in, such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the Managing Board. No acceptance of such resignation shall be necessary to make it effective. Upon any such resignation as a Class A Manager, the Class A Member shall appoint a new Class A Manager. Upon any such resignation by a Class B Manager, the Class B Member shall appoint a new Class B Manager.

                 Section 6.4. No Remuneration. No person shall be entitled to any fee, remuneration or compensation in connection with his service as a Manager. The Company shall bear the cost and expenses of the Managers appointed by such Member in connection with such Managers' participation on the Managing Board.

                 Section 6.5.  Officers.

                 (a)      Subject to the voting requirements set forth in
Article 8, the Managing Board shall select the Chief Executive Officer ("CEO") of the Company. The CEO shall report to the Managing Board periodically on the business and affairs of the Company and, subject to the direction of the Managing Board, shall have general supervision over the business and affairs of the Company.

                 (b) The Managing Board shall select the Chief Operating Officer (the "COO") of the Company. The COO shall report to the CEO of the Company and shall generally oversee the operations of the Company.

                 (c) The Managing Board shall select the Chief Financial Officer (the "CFO") of the Company. The CFO shall report to the CEO periodically on the financial condition of the Company and, subject to the direction of the CEO, shall have general supervision over the financial affairs of the Company and shall serve as its principal accounting officer.

                 (d) Except as otherwise provided herein, the Managing Board, after due consideration of the recommendations of Rock-Tenn Partition and Sonoco Partitions shall have the right at any time to designate, remove and replace all officers and designate permanent or temporary replacements for such officers as may be determined by the Managing Board from time to time as necessary or advisable in the conduct of the business and affairs of the Company. All officers of the Company shall (i) have the powers and duties set forth in this Section 6.5 or as otherwise prescribed by the Managing Board and
(ii) serve for the term designated by the Managing Board, subject to removal as provided above. The initial officers of the Company shall have the power and authority to execute and deliver in the name and on behalf of the Company each of the Operative Agreements to which the Company is a party.


                                   ARTICLE 7

                                ROLE OF MEMBERS

                 Section 7.1. Rights or Powers. The Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all of the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act.

                 Section 7.2. Voting Rights. The Members shall have voting rights with respect solely to matters for which the approval of the Members is affirmatively required by the Act.

                 Section 7.3.  Meetings of Members.

                 (a) Meetings of the Members may be called by the Chairman of the Managing Board and shall be called upon the written request of any Member. Notice of any such meeting shall be given to all Members not less than ten (10) Business Days nor more than thirty (30) days prior to the date of such meeting and shall state the nature of the business to be conducted at such meeting. Members may vote in person, by proxy or by telephone at such meeting and may at any time waive advance notice of such meeting.

                 (b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

                 (c) Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of the Members and is filed with the minutes of the proceedings of the Members. Such consent shall have the same force and effect as a unanimous affirmative vote of the Members.

                 Section 7.4. Withdrawal/Resignation. Except as otherwise provided herein, no Member shall demand or receive a return on or of its capital contributions or withdraw or resign from the Company without the consent of all Members. If any Member resigns or withdraws from the Company in breach of this Section 7.4, such resigning or withdrawing Member shall not be entitled to receive any distribution under this Agreement. Under circumstances requiring a return of any capital contributions, no Member has the right to receive property other than cash except as may be specifically provided herein.

                 Section 7.5. Member Compensation. No Member shall receive any interest, salary or drawing with respect to its capital contributions or its capital account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement.

                 Section 7.6. Partition. While the Company remains in effect or is continued, each Member agrees and waives its rights to have any Company property partitioned, or to file a complaint or to institute any suit, action or proceeding at law or in equity to have any Company property partitioned, and each Member, on behalf of itself, its successors and its assigns hereby waives any such right.

                 Section 7.7. Other Instruments. Each Member hereby agrees to execute and deliver to the Company within five (5) days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Managing Board deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Agreement.


                                   ARTICLE 8

                MATTERS REQUIRING APPROVAL OF THE MANAGING BOARD


                 Section 8.1. Matters Requiring the Consent of the Managing Board. Except as otherwise provided herein or in the Business Plan, no action may be taken by the Company or any Subsidiary of the Company in connection with any of the following matters without the approval of at least four (4) Managers of the Managing Board:

                 (a) the appointment and replacement of the CEO; provided, however, that in the event that two candidates who have been presented to the Managing Board do not receive the requisite vote, then upon the presentation of any additional candidate or candidates, such candidate shall be approved upon the vote of three Managers of the Managing Board;

                 (b) the acquisition of any Property or interest therein which requires an investment by the Company in excess of twenty percent (20%) of the market value of the total assets of the Company, and the disposition of any Property or interest therein which has a value in excess of twenty percent (20%) of the market value of the total assets of the Company;

                 (c) the approval for each year's Business Plan (and amendments thereto); provided, however, that in the event that such Business Plan does not receive the requisite vote, the Business Plan for the immediately prior year shall automatically be approved and be effective as provided in
Section 9.1;

                 (d) the issuance of additional equity interests which would dilute the ownership interests of any Member (other than equity interests and options for equity interests issued to employees of the Company); and

                 (e) except for (i) contracts entered into on the date hereof pursuant to the Joint Venture Agreement and (ii) loans between the Company and a Member on at least market terms, any contract between a Member and the Company.

Except as noted above, if the Managing Board fails to agree by the requisite vote upon any proposal relating to the any of the matters set forth above, the Company shall continue to operate after such proposal as if such matter had been rejected by the Managing Board.


                                   ARTICLE 9

                    BUSINESS PLAN, ACCOUNTING, TAXATION AND
                      CERTAIN OTHER OPERATIONAL PROVISIONS

                 Section 9.1.  Business Plans.

                 (a) The Initial Business Plan for the Fiscal Year ended September 30, 1998 is attached to the Joint Venture Agreement as Schedule A. Not later than sixty (60) days prior to the beginning of each succeeding Fiscal Year, a proposed business plan relating to such succeeding Fiscal Year shall be prepared in compliance with this Section 9.1 under the direction of the CEO, the COO and the CFO of the Company and shall be submitted to the Managing Board for approval. Each Member shall cause the Managers on the Managing Board appointed by such Member to cooperate in good faith to approve any proposed business plan not later than thirty (30) days prior to the beginning of the Fiscal Year to which such proposed business plan relates.

                 When a proposed business plan for a Fiscal Year has been approved as the Business Plan by the Managing Board, the Company, the Managers and the officers and employees of the Company shall implement such Business Plan. No Business Plan shall be deemed an amendment of this Agreement. To the extent that any provision of the Business Plan deals with the same matter as any Operative Agreement, the provisions of such Operative Agreement shall control, unless the Members shall otherwise agree. The Company shall furnish to each Manager on the Managing Board any other budget or plan that the Company may prepare and any revisions of previously furnished budgets or plans (including any Business Plan) promptly upon preparation or revision of such budgets, plans or revisions thereto.

                 If, on October 1 of any Fiscal Year, the Managers have not approved any required portion of the proposed business plan as the Business Plan for such Fiscal Year, the portion of the proposed business plan which has been approved by the Managers, together with that portion of the Business Plan for the prior Fiscal Year which relates to the portion of the proposed business plan which has not been approved, adjusted (without duplication) to reflect increases or decreases resulting from the following events, shall govern until such time as the Managing Board approves a complete Business Plan for such Fiscal Year, including the portion of the proposed business plan which was not approved by October 1:

                          (i)     increases or decreases in commitments under
contracts of the Company which will be outstanding during such Fiscal Year;

                          (ii)    increases or decreases in expenses
attributable to the number of employees expected to be employed by the Company during such Fiscal Year and increases and decreases in salaries and other benefits payable to employees covered by union contracts expected to be employed by the Company during such Fiscal Year;

                          (iii)   increases or decreases in interest expense
attributable to loans of the Company which will be outstanding during such Fiscal Year;

                          (iv)    increases or decreases in costs and expenses
attributable to non-recurring items in the Business Plan for the prior Fiscal Year;

                          (v)     increases or decreases in paperboard costs
and the costs of other raw materials used in the Company's business to reflect current market prices for such materials; and

                          (vi)    increases or decreases in partition prices.

                 All other expenses in the Business Plan for the prior Fiscal Year shall be increased by the increase in the Consumer Price Index for the twelve (12) month period ending on the July 31 preceding each such October 1.

                 (b) Each Business Plan shall contain at a minimum (i) a quarterly and annual operating budget for the Company for the succeeding Fiscal Year, containing projections of sales, profit and loss, cash flow and ending balance sheets for each quarter of such Fiscal Year, (ii) a business plan for the Company relating to the succeeding Fiscal Year, and (iii) long-range plans for the next three succeeding Fiscal Years.

                 (c) The senior officers of the Company shall at all times use their best efforts to conduct the operations of the Company within the Business Plan adopted by the Managing Board. Following the end of each Fiscal Year, the CEO and the CFO of the Company will analyze any variance between the actual and planned performance under the Business Plan and report to the Managing Board the results of such analysis.

                 Section 9.2. Accrual Basis. The books and records of the Company shall be kept on an accrual basis.

                 Section 9.3. Maintenance of Books of Account. The Company shall keep or cause to be kept full and complete books of account in accordance with Rock-Tenn's accounting policies and procedures in effect from time to time at its principal office or at such other location as the Managing Board designates. The books of accounts shall be maintained in a manner that provides sufficient assurance that transactions of the Company are reported so as to comply with all Applicable Laws and to permit the preparation of the Company's financial statements in accordance with GAAP.

                 Section 9.4.  Financial Statements.

                 (a) As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of each such Fiscal Year), the Company shall prepare and deliver to each Member and the Managing Board a consolidated balance sheet of the Company and its consolidated subsidiaries as of the end of such Fiscal Year and the related statements of results of operations, Members' capital accounts and cash flow of the Company for such Fiscal Year (or similar statements if such statements change as a result of changes in GAAP), together with appropriate notes to such financial statements, and in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Such financial statements shall be approved by the Managing Board and, if requested by any two members of the Managing Board, shall be audited by the Accountants and accompanied by a report stating that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with prior years (except for the initial year of the Company or as otherwise specified in such report). The Company shall conduct its business so that any such report of the Accountants shall not contain any qualifications as to the scope of the audit or with respect to the Company's compliance with GAAP, except for the initial year of the Company or for changes in methods of accounting.

                 (b) As soon as practicable following the end of each Fiscal Quarter (and in any event not later than thirty (30) days after the end of such Fiscal Quarter), the Company shall prepare and deliver to each Member and the Managing Board an unaudited consolidated income statement of the Company and its consolidated subsidiaries as of the end of such Fiscal Quarter and the related unaudited statements of results of operations, Members' capital accounts and cash flow of the Company for such Fiscal Quarter and for the Fiscal Year to date (or similar statements if such statements change as a result of changes in GAAP), in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Quarter, or the Fiscal Quarter corresponding to the Fiscal Quarter just completed and for the budget for such Fiscal Quarter and for the Fiscal Year to date, which statement shall be approved by the Managing Board. Such financial statements shall be accompanied by certificate of the CFO of the Company to the effect that such financial statements have been prepared under the CFO's supervision and that, although such financial statements do not contain the footnotes and other disclosures required to be presented in interim financial statements by GAAP, such financial statements, in the CFO's judgment, fairly present the financial condition and results of operations of the Company as of the date and for the periods indicated, subject to normal recurring year-end audit adjustments.

                 (c) As soon as practicable following the end of each calendar month (and in any event not later than thirty (30) days after the end of such month), the Company shall prepare and deliver to each Member and the Managing Board unaudited statements of results of operations for such month and for the Fiscal Year to date.

                 Section 9.5. Other Reports and Inspections. The Company shall furnish promptly to either Member such financial data and information as such Member may reasonably request, including monthly, quarterly and annual projections of results of operations and financial position. The Company shall, upon reasonable prior notice and during normal business hours without unreasonably interfering with the normal day-to-day activities of the Company and its employees, make available to either Member or its representatives or designees all books of account and other financial records of the Company for inspection and, in the case of books of account, copying and shall use its best efforts to make available to such Member and the officers, employees and independent accounts of the Company for reviews to verify any information furnished hereunder.

                 Section 9.6. Deposit of Funds. All funds of the Company not otherwise employed shall be promptly (a) deposited from time to time to its credit in such banks or trust companies or other depositories or (b) invested in such other short-term investments as the Managing Board shall select, or as may be selected by any authorized officer of the Company. The funds of the Company shall not be commingled with the funds of either Member or any Affiliate of either Member.

                 Section 9.7. Fiscal Year. The Fiscal Year of the Company shall be the Fiscal Year of Rock-Tenn, which currently is the twelve-month period ending September 30.

                 Section 9.8. Accountants. The independent auditors of the Company shall be, for the first Fiscal Year, Ernst & Young LLP and thereafter the Managing Board shall approve the appointment of the independent auditors on an annual basis (the "Accountants").

                 Section 9.9. Attorneys. The Company shall be represented by such counsel as may be selected from time to time by the Managing Board.

                 Section 9.10.  Preparation of Tax Returns.

                 (a) The Managing Board shall, at the expense of the Company, cause to be prepared and delivered to the Members, in a timely fashion after the end of each Fiscal Year, copies of all federal and state income tax returns for the Company for such Fiscal Year, one copy of which shall be filed by the Managing Board. Such returns shall be prepared on the accrual basis, and shall accurately reflect the results of operations of the Company for such Fiscal Year. The Class A Member is designated as the "tax matters partner" (as defined in the Code) of the Company and is authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith.

                 (b) The "tax matters partner" shall keep all Members fully informed of the progress of any such examination, audits or other proceeding. Each Member agrees to cooperate with the Managing Board and the "tax matters partner" and to do or refrain from doing any or all things reasonably required by the Managing Board in connection with the conduct of such proceedings.

                 Section 9.11. Partnership Tax Election. The Company shall be classified as a partnership for federal, state and local tax purposes and shall make all filings and elections necessary to obtain such classification as a partnership pursuant to Section 301.7701-3 of the Regulations and any other applicable provisions of state or local law.



                                   ARTICLE 10

                         TRANSFERS OF VENTURE INTEREST

                 Section 10.1. No Transfer. Except as provided herein, a Member shall not Transfer its Venture Interest in whole or in part, directly or indirectly, and any purported Transfer of all or any part of a Member's Venture Interest (including such Member's interest in the capital accounts of the Company) shall be void and of no effect against the Company, the other Member, any creditor of the Company or any person claiming against the Company, unless:

                 (a) The Member proposing to make a Transfer of all (but not less than all) of its Venture Interest has made full disclosure of the identity of the proposed transferee and the terms and conditions of the proposed Transfer to the other Member and has received the prior written consent of the other Member;

                 (b) The Member proposing the Transfer of all (but not less than all) of its Venture Interest has complied with its obligations under
Section 10.3 and the other Member has not exercised either of its rights under
Section 10.3;

                 (c) All (but not less than all) of such Member's Venture Interest (including such Member's interest in the capital accounts of the Company) are Transferred simultaneously to the Transferee of the Venture Interest; and

                 (d) If requested by the Company, the Member proposing to make such Transfer shall unconditionally guarantee the obligations of the proposed transferee in respect of such Member's transferred Venture Interest;

provided, however, that, notwithstanding this Section 10.1, neither Member shall be permitted to make any Transfer of its Venture Interest to any competitor of Rock-Tenn or Sonoco in the Solid Fiber Partition Business without the prior written consent of the other Member after full disclosure of the terms and conditions of the proposed Transfer.

                 Section 10.2. Transfer to Wholly Owned Subsidiary. Notwithstanding the provisions of Section 10.1, a Member may, without complying with the provisions of Section 10.1, Transfer all (but not less than all) of its Venture Interest (including such Member's interest in the capital accounts of the Company) to any Wholly Owned Subsidiary of such Member if (i) such Subsidiary becomes a party to this Agreement, (ii) such Member guarantees the obligations under this Agreement of such Subsidiary and its successors and assigns, (iii) such Subsidiary agrees in writing to reassign its Venture Interest to such Member in the event that such Subsidiary is no longer a Wholly Owned Subsidiary of such Member, (iv) such Member simultaneously Transfers to such Subsidiary all of such Member's interest in the capital accounts of the Company, and (v) if the proposed Transfer would cause a termination of the Company for federal income tax purposes under Section 708 of the Code, obtains the prior written consent of the other Member.

                 Section 10.3.  Right of First Refusal.

                 (a) If a Member (the "Transferring Partner") desires to Transfer all (but not less than all) of its Venture Interest to an unrelated third party on the basis of that third party's binding, bona fide written offer providing for an all-cash purchase price to acquire all (but not less than all) of the Transferring Members' Venture Interest (including such Member's interest in the capital accounts of the Company) (an "Offer"), the other Member (the "Non-Transferring Member") shall have the rights set forth in this Section
10.3. A copy of the Offer shall be provided by the Transferring Member to the Non-Transferring Member and the Non-Transferring Member shall give a "Notice of Exercise" to the Transferring Member within sixty (60) days of receipt of the Offer if the Non-Transferring Partner wishes to exercise its right (the "Right of First Refusal Option") to buy all but not less than all of the Transferring Member's Venture Interest by matching the price, terms and conditions of the Offer (including the simultaneous purchase of all of the Transferring Member's interest in the capital accounts of the Company). If the Non-Transferring Member provides the Transferring Member with a Notice of Exercise, the Non-Transferring Member must complete the purchase of the Venture Interest of the Transferring Member within sixty (60) days of the Transferring Member's receipt of the Notice of Exercise (or, if the Transferring Member was required for any reason to receive Government Approval of such transfer, then within thirty (30) days following the receipt of such required Governmental Approval), solely in accordance with the price, terms and conditions of the Offer (including the simultaneous purchase of all of the Transferring Member's interest in the capital accounts of the Company).

                 (b) The Non-Transferring Partner shall also have the alternative right (the "Come Along Right") exercisable by giving a Notice of Exercise within sixty (60) days after receipt of a copy of the Offer, to require that the Non-Transferring Member's Venture Interest also be sold to the offeror of the Offer at the same price (per percentage point of the Transferring Member's Venture Interest), terms and conditions of the Offer (including the simultaneous purchase of all of the Non-Transferring Member's interest in the capital accounts of the Company). If the Non-Transferring Member elects to exercise the Come Along Right, the Transferring Member shall not be entitled to make any Transfer of its Venture Interest except simultaneously with the Non-Transferring Member's Transfer of this Venture Interest pursuant to the Offer (including the simultaneous Transfer of all of the Non-Transferring Partner's interest in the capital accounts of the Company).

                 (c) If the Non-Transferring Member fails to give a Notice of Exercise under Section 10.3(a) or (b) within the applicable sixty (60) day period described therein, the Transferring Member will be permitted to Transfer its entire Venture Interest; provided, however, that (i) such Transfer is made to the Transferee and solely in accordance with the price, terms and conditions described in the Offer, (ii) such Transfer is consummated one hundred and twenty (120) days following the date of delivery of the Offer to the Non-Transferring Member, (iii) the Transferee takes all necessary steps to become a substitute Member under this Agreement, and (iv) the Transferring Member simultaneously Transfers all of its interest in the capital accounts of the Company to the Transferee.

                 Section 10.4. Buy-Out Rights. The ownership interests of the Parties and their permitted successors and assigns in the Company are subject to the buy-out rights provided for in Article 8 of the Joint Venture Agreement.

                                   ARTICLE 11

                          INDEMNIFICATION OF OFFICERS
                                  AND MANAGERS

                 Section 11.1.  Right to Indemnification.

                 (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by Applicable Law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding") by reason of fact that he or she, or a person for whom he or she is the legal representative, is or was a Manager or officer of the Company or is or was serving at the request of the Company as a director,





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


officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her action was unlawful; provided that the Company shall not indemnify any person for any liability resulting or arising from the gross negligence or willful misconduct of any such person. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company or, that he or she was grossly negligent or that he or she engaged in wilful misconduct, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Company shall be required to indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Managing Board. In the event a Manager or officer of the Company shall serve as a director, officer, employee or agent of any corporation, partnership, joint venture, trust, enterprise or nonprofit entity in which the Company maintains an investment, it shall be conclusively presumed for purposes of the indemnification provided for in this Section 11.1 that such service has been undertaken at the request of the Company. The foregoing presumption shall apply regardless of whether such Manager, or officer is serving such entity at the request of a third party or that his or her service with such entity was commenced prior to the effectiveness of this Article 11 or prior to his or her becoming a Manager or officer of the Company. The Company may, by action of the Managing Board, provide indemnification to employees or agents of the Company with the same scope and effect as the foregoing indemnification of Managers and officers provided for in this Section 11.1.

                 (b)      The right to indemnification conferred by this
Section 11.1 shall be a contract right based upon an offer from the Company which shall be deemed to be accepted and acknowledged by each person who becomes a Manager or officer of the Company or who serves at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust enterprise or nonprofit entity by accepting such position.

                 (c) Any indemnification made under this Section 11.1 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standard of conduct set forth in Section 11.1(a). Such determination shall be made by (i) a majority vote of the Managers who are not parties to such proceeding, even though less than a quorum, (ii) if there are no such Managers, or if such Managers so direct, by independent legal counsel in a written opinion, or (iii) by the Members.

                 Section 11.2. Prepayment of Expenses. The Company may, in its discretion, pay the expenses (including attorneys' fees) incurred by such Manager or officer in defending any such proceeding in advance of its final disposition, provided that such advance payment shall be made only upon receipt of an undertaking, by or on behalf of such Manager or officer, to repay all amounts so advanced if it shall ultimately be determined that such Manager or officer is not entitled to be indemnified under this
Article 11 or otherwise.

                 Section 11.3. Claims. If a claim for indemnification or payment of expenses under this Article 11 is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses (including attorneys' fees) of prosecuting such claim.

                 Section 11.4. Nonexclusivity of Rights. The rights conferred on any person by this Article 11 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the LLC Constituent Documents, this Agreement or any other agreement, vote of the Members or otherwise.

                 Section 11.5. Insurance. The Company may maintain insurance, at its expense, to protect itself and any Manager, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against expense, liability or loss under Applicable Law.

                 Section 11.6. Other Indemnification. The Company's obligation, if any, to indemnify any person who was or is serving at its request as director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

                 Section 11.7. Amendment or Repeal. Any repeal or modification of this Article 11 by the Members shall not adversely affect any right or protection of a Manager or officer existing at the time of such repeal or modification.


                                   ARTICLE 12

                          DISSOLUTION AND LIQUIDATION

                 Section 12.1. Liquidating Events. Upon the first to occur of any of the following ("Liquidating Events"):

                 (a) the sale of all or substantially all of the assets of the Company;

                 (b) the written consent of the Members to dissolve, wind up and liquidate the Company;

                 (c) the happening of any event that makes it unlawful or impossible to carry on the business of the Company; or

                 (d)      any event which causes there to be only one Member;

the Company shall dissolve and commence winding up and liquidating in accordance with Section 12.2.

                 Section 12.2. Distributions Upon Liquidation. Upon the dissolution of the Company, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Company's assets have been distributed pursuant to this Section 12.2 and the existence of the Company has been terminated in accordance with the Act. The Managing Board shall be responsible for overseeing the winding up and dissolution of the Company, shall take full account of the Company's liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the fair value thereof unless it elects to make distributions of all or any part of the assets in kind and except as otherwise provided in this Section 12.2, and shall cause the assets or the proceeds therefrom, to the extent sufficient therefor, to be applied, first, to creditors (including, to the extent permitted by law, Members who are creditors) in satisfaction of all of the Company's debts and liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision or payment has been made.

                 Section 12.3. Deficit Capital Accounts. If any Member has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all allocation years, including the allocation year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

                 Section 12.4. Rights of Members. Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company, and
(b) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

                                   ARTICLE 13

                                 MISCELLANEOUS

                 Section 13.1. Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending Member, as follows:

                 Rock-Tenn Partition:        Rock-Tenn Company
                                             504 Thrasher Street
                                             Norcross, Georgia  30071
                                             Attn:  Chief Financial Officer
                                             Tel:  770-368-7676
                                             Fax:  770-263-3582

                 with a copy to:             Rock-Tenn Partition Company
                                             504D Thrasher Street
                                             Norcross, Georgia  30071
                                             Attn:  General Counsel
                                             Tel:  770-263-4456
                                             Fax:  770-248-4402

                 Sonoco Partitions:          Sonoco Partitions, Inc.
                                             One North Second Street
                                             Hartsville, South Carolina  29550
                                             Attn: President
                                             Tel:  803-383-7000
                                             Fax:  803-383-7478

                 with a copy to:             Sinkler & Boyd, P.A.
                                             1426 Main Street, Suite 1200
                                             Columbia, South Carolina 29201
                                             Attn: William C. Boyd, Esquire
                                             Tel:  803-779-3080
                                             Fax:  803-540-7878

or to such other address or attention of such other Person as such Member shall advise the other Members in writing. All notices and other communications given to the Members hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Communications sent by telex, graphic scanning or other telegraphic communications equipment shall be deemed to have been received when confirmation of their delivery is received by the sender.

                 Section 13.2. Applicable Law. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                 Section 13.3. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the Members agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Members, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Members, the Members will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

                 Section 13.4. Amendments. This Agreement may be modified only by a written amendment signed by all of the Members.

                 Section 13.5. Waiver. The waiver by a Member of any instance of any other Member's noncompliance with any obligation or responsibility herein shall be in writing and signed by the waiving Member and shall not be deemed a waiver of other instances of such other Member's noncompliance.

                 Section 13.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each Member and delivered to the other Members.

                 Section 13.7. Entire Agreement. The provisions of this Agreement set forth the entire agreement and understanding among the Members as to the subject matter hereof and supersede all prior agreements, oral or written, and all other prior communications between the Members relating to the subject matter hereof, other than (i) the Joint Venture Agreement, (ii) the other Operative Agreements and (iii) any other written agreements executed and delivered contemporaneously herewith.

                 Section 13.8.  No Assignment.

                 (a) Except as specifically provided herein or in the Joint Venture Agreement and except in connection with a Transfer of a Venture Interest pursuant to Article 10, no Member shall, directly or indirectly, assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Members.

                 (b) Any attempted assignment of this Agreement in violation of this Section 13.8 shall be void and of no effect.

                 (c) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Members and their respective successors and permitted assigns.

                 Section 13.9. Expenses. Except as otherwise provided in this Agreement, the Joint Venture Agreement or the other Operative Agreements, all costs and expenses (including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries) incurred in connection with this Agreement, the other Operative Agreements and the consummation of the transactions contemplated by Article 5 of the Joint Venture Agreement to be consummated on the date hereof shall be paid by the Member incurring such cost or expense.

                 Section 13.10. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Members and their permitted assigns, and nothing herein express or implied shall give or be construed to give to any Person, other than (i) the Members and their permitted assigns and (ii) the persons entitled to indemnification pursuant to Section 11.1 hereof, any legal or equitable rights hereunder.

                 Section 13.11. Publicity. No Member will issue any press release or make any other public announcement relating to the existence of this Agreement or the matters contemplated hereby, except that a Member may make any disclosure required to be made under Applicable Law or the rules of the New York Stock Exchange or any other applicable stock exchange if such Member determines in good faith that it is necessary to do so and gives prior notice to the other Members.

                 Section 13.12. Construction. This Agreement has been negotiated by the Members and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any of the Members.

                 Section 13.13. Disclaimer of Agency. Except for provisions herein expressly authorizing one Member to act for another, this Agreement shall not constitute any Member as a legal representative or agent of any other Member, nor shall a Member have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of any other Member or any of its Affiliates unless otherwise expressly permitted by such Member.

                 Section 13.14. Further Actions. The Members hereby agree to vote their Percentage Interests in favor of, and cause the Managing Board to approve, any proposal or action necessary to implement any of the provisions of this Agreement.

                 Section 13.15.  Indemnification.  The remedies provided in
Section 7.1 of the Joint Venture Agreement constitute the sole and exclusive remedies for recovery against another Member for breaches of any of the representations, warranties, covenants and agreements in this Agreement.

                 Section 13.16. Settlement of Disputes. Any and all disputes arising out of or in connection with the execution, interpretation, performance and nonperformance of this Agreement shall be solely and finally resolved as provided in Article 9 of the Joint Venture Agreement.

                 IN WITNESS WHEREOF, Rock-Tenn Partition and Sonoco Partitions have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.

                                        ROCK-TENN PARTITION COMPANY


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                                        SONOCO PARTITIONS, INC.


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------